UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/21/2013

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On March 21, 2013, Tessera Technologies, Inc. (the "Company") announced a restructuring of its DigitalOptics Corporation ("DOC") business and a reduction of corporate overhead expenses. These actions include, among other items, a workforce reduction in DOC and corporate overhead and the closure of DOC's leased manufacturing facility in Zhuhai, China. The workforce reduction and facility closure are expected to be completed during the first and second quarters of 2013 and are being undertaken pursuant to the Company's ongoing efforts to refocus its DOC business strategy to achieve the full potential of DOC's differentiated technology while reducing costs. The Company expects to incur (i) severance and related personnel costs in connection with the workforce reduction in the range of approximately $3.0 million to $4.0 million, (ii) lease and related facilities costs in connection with the facility closure in the range of $1.0 million to $3.0 million, (iii) goodwill, fixed asset and intangible asset impairment charges in the range of $12.0 million to $14.0 million, as described in more detail under Item 2.06 below, and (iv) other miscellaneous exit costs of approximately $1.0 million to $2.0 million. The Company expects to recognize a total charge in the range of $17.0 million to $23.0 million, with the majority to be taken in the first quarter of 2013 and the remainder to be taken in the second quarter of 2013. Of that amount, the Company estimates that cash expenditures will range from $5.0 million to $7.0 million.

Item 2.06.    Material Impairments

In connection with actions referenced in Item 2.05 above, on March 21, 2013, the Company concluded that it would be required under United States generally accepted accounting principles ("GAAP") to incur an impairment charge of $6.7 million related to goodwill and $0.7 million related to other intangible assets. This goodwill and intangible assets resulted from the strategic benefits associated with DOC's leased manufacturing facility in Zhuhai, China, which DOC obtained rights to in connection with DOC's acquisition of certain related assets from Flextronics International Ltd. in June 2012. With the closure of the facility, these benefits will not be realized. The Company also concluded that it would be required under GAAP to incur an impairment of fixed assets associated with the manufacturing facility in the range of $5.0 million to $7.0 million. The Company expects to recognize a total charge related to the impairment of goodwill, fixed assets and intangible assets in the range of $12.0 million to $14.0 million in the first quarter of 2013. Of that amount, the Company expects no cash expenditures.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to DOC's refocused business strategy; DOC's ability to achieve the full potential of DOC's differentiated imaging technology; the Company's ability to reduce corporate overhead expenses and other costs; the expected charges and cash expenditures from and timing of the restructuring; and the expected impairment charges. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; any need to spend more cash and/or incur greater charges than anticipated in connection with the DOC restructuring and related activities; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and DOC products; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules products; the impact of competing technologies on the demand for the Company's technologies and products; the failure by DOC to successfully engage third-party partners in the production of camera modules; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, include more information about factors that could affect the Company's financial results. The Company assumes no obligation to update information contained in this Current Report on Form 8-K.

Item 7.01.    Regulation FD Disclosure

On March 21, 2013, the Company issued a press release announcing the DOC restructuring. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

Press Release, dated March 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: March 22, 2013	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated March 21, 2013